As filed with the Securities and Exchange Commission on July 8, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VERTEX ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	94-3439569
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1331 Gemini Street

Suite 250

Houston, Texas 77058

(866) 660-8156

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Benjamin P. Cowart

Chief Executive Officer

Vertex Energy, Inc.

1331 Gemini Street, Suite 250

Houston, Texas 77058

(866) 660-8156

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies To: David M. Loev, Esq. John S. Gillies, Esq. The Loev Law Firm, PC 6300 West Loop South, Suite 280 Bellaire, Texas 77401 Telephone: (713) 524-4110

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ¨☐

PROSPECTUS

3,000,000 Shares

Common Stock

This prospectus relates to the possible resale or other disposition, from time to time, of up to 3,000,000 shares of our common stock issuable upon exercise of warrants to purchase shares of our common stock by the selling stockholders named in this prospectus or in supplements to this prospectus. See “Selling Stockholders.” We are registering the applicable shares of our common stock to allow the selling stockholders, together with any additional selling stockholders listed in any applicable prospectus supplement, to sell the shares of common stock pursuant to the registration statement of which this prospectus forms a part. The registration of the shares of our common stock covered by this prospectus does not necessarily mean that any shares of our common stock will be sold by any of the selling stockholders, and we cannot predict when or in what amounts any of the selling stockholders may sell any of our shares of common stock offered by this prospectus. The prices at which the selling stockholders may sell the shares of our common stock will be determined by prevailing market prices or at prices that may be obtained in negotiated transactions. We are filing the registration statement of which this prospectus is a part pursuant to contractual obligations that exist with the selling stockholders, as described in more detail in this prospectus under “Warrant Grants and Related Transactions.”

We are not selling any shares of our common stock under this prospectus, and prospectus supplement, and will not receive any proceeds from any sale or disposition by the selling stockholders of the shares of our common stock covered by this prospectus and any prospectus supplement. We are registering shares of common stock on behalf of the selling stockholders. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. The selling stockholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution”, including by them directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling stockholders or the prices at which such shares will be sold.

We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling stockholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by them.

The selling stockholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock trades on the Nasdaq Capital Market, or Nasdaq, under the symbol “VTNR.” On July 7, 2022, the last reported sale price of our common stock on Nasdaq was $11.13 per share.

Investing in our securities involves risks. You should carefully consider the risk factors incorporated by reference herein as discussed in the “Risk Factors” section beginning on page 5 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS JULY 8, 2022.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this process, selling stockholders named in this prospectus or in one or more supplements to this prospectus may sell shares of common stock from time to time. Each time any selling stockholder not named herein sells shares of common stock under the registration statement of which this prospectus is a part, such selling stockholder will provide a copy of this prospectus and any applicable prospectus supplement, as required by law. Any applicable prospectus supplement may add, update, or change information contained in this prospectus. To the extent that any statement that we or the selling stockholders make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.

This prospectus relates to the resale by the selling stockholders listed in this prospectus of up to 3,000,000 shares of our common stock. We will not receive any proceeds from the resale of any of the shares by the selling stockholders. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling stockholders.

You should read this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”, before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information”.

You should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any applicable “free writing prospectus.” We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the SEC and incorporated herein by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We do not imply or represent by delivering this prospectus that Vertex Energy, Inc., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date, provided that we will amend or supplement this prospectus to disclose any material events which occur after the date of such prospectus to the extent required by applicable law.

In this prospectus, we may rely on and refer to information regarding the refining, re-refining, used oil and oil and gas industries in general from market research reports, analyst reports and other publicly available information. Although we believe that this information is reliable, we cannot guarantee the accuracy and completeness of this information, and we have not independently verified any of it. Some data is also based on our good faith estimates. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in, or incorporated by reference into, the “Risk Factors” section of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

The selling stockholders may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus directly or through one or more underwriters, broker-dealers or agents on terms to be determined at the time of sale. A prospectus supplement may describe the terms of the plan of distribution and set forth the names of any underwriters involved in the sale of our common stock. See “Plan of Distribution” for more information.

Please see the “Glossary of Selected Terms” beginning on page 4 of our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference herein (see “Incorporation of Certain Documents By Reference”), for a list of abbreviations and definitions used throughout this prospectus.

You should carefully read the entire prospectus, as well as the documents incorporated by reference in the prospectus, any applicable prospectus supplement and any applicable “free writing prospectus” before making an investment decision.

Unless the context otherwise requires, references in this prospectus to “we,” “us,” “our,” the “Registrant”, the “Company,” “Vertex” and “Vertex Energy” refer to Vertex Energy, Inc. and its consolidated subsidiaries. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section, as well as our historical financial statements and the notes thereto which are incorporated by reference in this prospectus.

Our Company

We are an energy transition company focused on the production and distribution of conventional and alternative fuels. Our focus is on refining and marketing high-value transportation fuels as well as the recycling of used motor oil and other petroleum by-products. We are engaged in operations across the entire petroleum recycling value chain including collection, aggregation, transportation, storage, re-refinement, and sales of aggregated feedstock and re-refined products to end users.

Warrant Grants and Related Transactions

On April 1, 2022 and May 26, 2022, we granted warrants to purchase shares of common stock to the selling stockholders, who are lenders (or their affiliates) under the Loan and Security Agreement and subsequent amendment thereto, which shares of common stock issuable upon exercise of such warrants are being registered in the registration statement of which this prospectus forms a part. See “Warrant Grants and Related Transactions.”

Corporate Information

We were formed as a Nevada corporation in May 2008. Our principal executive offices are located at 1331 Gemini Street, Suite 250, Houston, Texas 77058. Our telephone number is (866) 660-8156. We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings (reports, proxy and information statements, and other information) are available to the public over the Internet at the SEC’s website at www.sec.gov and are available for download, free of charge, soon after such reports are filed with or furnished to the SEC, on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only. We make our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to these reports available free of charge on our website as soon as reasonably practicable after we file these reports with the Securities and Exchange Commission.

THE OFFERING

Securities to be Offered by the Selling Stockholders	Up to 3,000,000 shares of our common stock issuable upon exercise of warrants.
Common Stock Outstanding Prior to this Offering	75,534,040 shares of our common stock
Common Stock to be Outstanding Immediately after this Offering, Assuming Cash Exercise of the Warrants	78,534,040 shares of our common stock
Use of Proceeds	All proceeds from the sale of the shares of common stock under this prospectus will be for the account of the selling stockholders. We will not receive any proceeds from the sale of our shares of common stock offered pursuant to this prospectus. However, we will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock to the extent such warrants are exercised for cash. See the section entitled “Use of Proceeds” in this prospectus.
Risk Factors	You should read the section entitled “Risk Factors” in this prospectus for a discussion of the risk factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Capital Market Symbol	VTNR

The number of shares of our common stock shown as issued and outstanding in the table above is based on 75,534,040 shares of our common stock outstanding as of July 8, 2022 and excludes:

●	2,910,390 shares of our common stock issuable upon exercise of outstanding options, at a weighted average exercise price of $8.85 per share, of which 2,096,145 shares were vested as of such date; and

●	1,500,000 shares of our common stock were reserved for future issuance under our 2020 Equity Incentive Plan; 1,622,788 shares of our common stock were reserved for future issuance under our 2019 Equity Incentive Plan; and 74,250 shares of our common stock were reserved for future issuance under our Amended and Restated 2013 Stock Incentive Plan.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein in their entirety, and those risk factors set forth below, together with the other information in this prospectus or any prospectus supplement and documents incorporated by reference in this prospectus or any prospectus supplement. The risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and below are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, or below, occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

If the selling stockholders immediately exercise their warrants and sell their shares of our common stock included in the prospectus which forms a part of this registration statement, they could cause our common stock price to decline.

The sale and issuance of our common stock upon exercise of the Initial Warrants and Additional Warrants (as defined below) could have the effect of depressing the market price for our common stock, through dilution of earnings per share or otherwise. Once the registration statement, of which this prospectus is a part, is declared effective, all of the shares of common stock issuable upon exercise of the Initial Warrants and Additional Warrants will be available for resale in the public market. If the Initial Warrants and Additional Warrants are exercised by the holders thereof, and such shares are sold in the public market, such sales of our common stock could have the effect of depressing the market price for our common stock. In addition, future events and conditions could increase the dilution that is currently projected, including anti-dilution rights associated with such Initial Warrants and Additional Warrants. Any dilution of, or delay of any accretion to, our earnings per share could cause the price of shares of our common stock to decline or to grow at a reduced rate. These sales may also make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate to raise funds through future offerings of our common stock.

We have established preferred stock which can be designated by the Board of Directors without shareholder approval.

We have 50 million shares of preferred stock authorized, which includes 5 million shares of designated Series A Preferred Stock, 10 million designated shares of Series B Preferred Stock, 17 million designated shares of Series B1 Preferred Stock, and 44,000 shares of designated Series C Convertible Preferred Stock, of which no shares of preferred stock are issued and outstanding. Because the Board of Directors is able to designate the powers and preferences of the preferred stock without the vote of a majority of the Company’s shareholders (subject to applicable Nasdaq rules and requirements), shareholders of the Company will have no control over what designations and preferences the Company’s preferred stock will have. The issuance of shares of preferred stock or the rights associated therewith, could cause substantial dilution to our existing shareholders. Additionally, the dilutive effect of any preferred stock which we may issue may be exacerbated given the fact that such preferred stock may have voting rights and/or other rights or preferences which could provide the preferred shareholders with substantial voting control over us and/or give those holders the power to prevent or cause a change in control, even if that change in control might benefit our shareholders. As a result, the issuance of shares of preferred stock may cause the value of our securities to decrease.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents or information incorporated by reference herein contain, and any prospectus supplement and the documents incorporated therein may contain, forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. You should not unduly rely on these statements. Factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements include, among others:

●	our need for additional funding, the availability of, and terms of, such funding, our ability to pay amounts due on our current indebtedness, covenants of such indebtedness and security interests in connection therewith;

●	risks associated with our outstanding indebtedness, including our outstanding senior convertible notes, including amounts owed, restrictive covenants, and our ability to repay such debts and amounts due thereon (including interest) when due, and mandatory and special redemption provisions thereof, and conversion rights associated therewith, including dilution caused thereby (in connection with the senior convertible notes);

●	restrictions, requirements and covenants in our loan and funding agreements;

●	security interests, guarantees and pledges associated with our outstanding Loan and Security Agreement and Supply and Offtake Agreement, as amended, and risks associated with such agreements in general;

●	risks associated with the planned capital project at our recently acquired Mobile, Alabama refinery, including costs, timing, delays and unanticipated problems associated therewith;

●	health, safety, security and environment risks;

●	risks related to combining our operations with the recently acquired Mobile, Alabama refinery;

●	risks associated with an offtake agreement which will only become effective upon the occurrence of certain events, including the completion of the capital project at the Mobile, Alabama refinery, which may not be completed timely;

●	the level of competition in our industry and our ability to compete;

●	our ability to respond to changes in our industry;

●	the loss of key personnel or failure to attract, integrate and retain additional personnel;

●	our ability to protect our intellectual property and not infringe on others’ intellectual property;

●	our ability to scale our business;

●	our ability to maintain supplier relationships and obtain adequate supplies of feedstocks;

●	our ability to obtain and retain customers;

●	our ability to produce our products at competitive rates;

●	our ability to execute our business strategy in a very competitive environment;

●	trends in, and the market for, the price of oil and gas and alternative energy sources;

●	our ability to maintain our relationship with Bunker One (USA) Inc;

●	the impact of competitive services and products;

●	our ability to integrate acquisitions;

●	our ability to complete future acquisitions;

●	our ability to maintain insurance;

●	potential future litigation, judgments and settlements;

●	rules and regulations making our operations more costly or restrictive;

●	changes in environmental and other laws and regulations and risks associated with such laws and regulations;

●	economic downturns both in the United States and globally;

●	risk of increased regulation of our operations and products;

●	negative publicity and public opposition to our operations;

●	disruptions in the infrastructure that we and our partners rely on;

●	an inability to identify attractive acquisition opportunities and successfully negotiate acquisition terms;

●	our ability to effectively integrate acquired assets, companies, employees or businesses;

●	liabilities associated with acquired companies, assets or businesses;

●	interruptions at our facilities;

●	unexpected changes in our anticipated capital expenditures resulting from unforeseen required maintenance, repairs, or upgrades;

●	our ability to acquire and construct new facilities;

●	our ability to effectively manage our growth;

●	decreases in global demand for, and the price of, oil, due to COVID-19, state, federal and foreign responses thereto;

●	our ability to acquire sufficient amounts of used oil feedstock through our collection routes, to produce finished products, and in the absence of such internally collected feedstocks, our ability to acquire third-party feedstocks on commercially reasonable terms; and

●	the lack of capital available on acceptable terms to finance our continued growth.

We identify forward-looking statements by use of terms such as “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “intend,” “will,” “continue,” “potential,” “should,” “confident,” “could” and similar words and expressions, although some forward-looking statements may be expressed differently. You should be aware that our actual results could differ materially from those contained in the forward-looking statements. You should consider carefully the statements included in and incorporated by reference in this prospectus which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

The above statements are not the exclusive means of identifying forward-looking statements herein. Although forward-looking statements contained or incorporated by reference in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus, and any prospectus supplement and the documents incorporated therein, as applicable. Except to the extent required by applicable law or regulation, we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this prospectus, or any prospectus supplement, or to reflect the occurrence of unanticipated events.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference, and any prospectus supplement and the documents incorporated therein, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference, or any prospectus supplement and the documents incorporated therein. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

You should read this prospectus and the documents that we reference in this prospectus, and any prospectus supplement and the documents incorporated therein, and those documents we have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

WARRANT GRANTS AND RELATED TRANSACTIONS

Loan and Security Agreement (as amended)

On April 1, 2022 (the “Closing Date”), Vertex Refining Alabama LLC, a Delaware limited liability company (“Vertex Refining”) which is indirectly wholly-owned by the Company; the Company, as a guarantor; substantially all of the Company’s direct and indirect wholly-owned subsidiaries, as guarantors (together with the Company, the “Initial Guarantors”); certain funds and accounts under management by BlackRock Financial Management, Inc. or its affiliates, as lenders (“BlackRock”), certain funds managed or advised by Whitebox Advisors, LLC, as lenders (“Whitebox”), certain funds managed by Highbridge Capital Management, LLC, as lenders (“Highbridge”), Chambers Energy Capital IV, LP, as a lender (“Chambers”), CrowdOut Capital LLC, as a lender (“CrowdOut Capital”), CrowdOut Credit Opportunities Fund LLC, as a lender (collectively with BlackRock, Whitebox, Highbridge, Chambers and CrowdOut Capital, the “Initial Lenders”); and Cantor Fitzgerald Securities, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”), entered into a Loan and Security Agreement (the “Loan and Security Agreement”).

Pursuant to the Loan and Security Agreement, the Initial Lenders provided a $125 million term loan to Vertex Refining (the “Initial Term Loan”), the proceeds of which, less agreed upon fees and original issue discount, were held in escrow prior to the Closing Date, pursuant to that certain escrow agreement, entered into between Vertex Refining, the Initial Lenders and Cantor Fitzgerald Securities, in its capacity as escrow agent on March 2, 2022. On the Closing Date, the net proceeds of the Initial Term Loan, less certain transaction expenses, were released from escrow to Vertex Refining in an aggregate amount of $94,309,958.

Vertex Refining used a portion of the proceeds from the Initial Term Loan borrowing to pay a portion of the purchase price associated with the acquisition of the Mobile, Alabama refinery (the “Mobile Refinery”) acquired by Vertex Refining on April 1, 2022, and to pay certain fees and expenses associated with the closing of the Loan and Security Agreement and is required to use the remainder of the proceeds for (i) the planned renewable diesel conversion of the Mobile Refinery, and (ii) general working capital and liquidity needs.

In connection with the Loan and Security Agreement, and as additional consideration for the Initial Lenders agreeing to loan funds to Vertex Refining thereunder, the Company granted warrants to purchase 2,750,000 shares of common stock of the Company to the Initial Lenders (and/or their affiliates) on the Closing Date (the “Initial Warrants”).

On May 26, 2022, each of the Initial Guarantors (including the Company), and certain other direct and indirect wholly-owned subsidiaries of the Company (the “Additional Guarantors”, and the Additional Guarantors, together with the Initial Guarantors, the “Guarantors”), entered into an Amendment Number One to Loan and Security Agreement (“Amendment No. 1 to Loan Agreement”), with the Initial Lenders and the Agent, pursuant to which, the amount of the Term Loan was increased from $125 million to $165 million, with the Initial Lenders providing an additional term loan in the amount of $40 million (the “Additional Term Loan”, and together with the Initial Term Loan, the “Term Loan”).

In connection with the Additional Term Loan, and as additional consideration to the Initial Lenders for loaning funds to Vertex Refining in connection therewith, the Company granted warrants to purchase 250,000 shares of common stock of the Company to the Initial Lenders (and/or their affiliates) (the “Additional Warrants”, and together with the Initial Warrants, the “Warrants”).

Warrant Agreements and Registration Rights Agreement

In connection with the entry into the Loan and Security Agreement, and as a required term and condition thereof, on April 1, 2022, the Company granted the Initial Warrants to purchase 2,750,000 shares of the Company’s common stock to the Initial Lenders and their assigns. The terms of the Warrants are set forth in a Warrant Agreement entered into on April 1, 2022, between the Company and Continental Stock Transfer & Trust Company as warrant agent (the “Initial Warrant Agreement”).

The Initial Warrants have a five-year term and a $4.50 per share exercise price, and include weighted average anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the Initial Warrant Agreement, are deemed to have granted, issued or sold, in each case, at a price less than the exercise price, which automatically decreases the exercise price of the Initial Warrants upon the occurrence of such event, as described in greater detail in the Initial Warrant Agreement, and increases the number of shares of common stock issuable upon exercise of the Initial Warrants, such that the aggregate exercise price of all Initial Warrants remains the same before and after any such dilutive event.

In connection with the entry into the Amendment No. 1 to Loan Agreement, and as a required term and condition thereof, on May 26, 2022, the Company granted the Additional Warrants to purchase 250,000 shares of the Company’s common stock to the Initial Lenders and their assigns. The terms of the Additional Warrants are set forth in a Warrant Agreement entered into on May 26, 2022, between the Company and Continental Stock Transfer & Trust Company as warrant agent (the “Additional Warrant Agreement”, and together with the Initial Warrant Agreement, the “Warrant Agreements”).

The Additional Warrants have a five and one-half-year term and a $9.25 per share exercise price, and include weighted average anti-dilutive rights in the event any shares of common stock or other equity or equity equivalent securities payable in common stock are granted, issued or sold (or the Company enters into any agreement to grant, issue or sell), or in accordance with the terms of the Additional Warrant Agreement, are deemed to have granted, issued or sold, subject to certain exceptions, in each case, at a price less than the exercise price, which automatically decreases the exercise price of the Additional Warrants upon the occurrence of such event, as described in greater detail in the Additional Warrant Agreement, and increases the number of shares of common stock issuable upon exercise of the Additional Warrants, such that the aggregate exercise price of all Additional Warrants remains the same before and after any such dilutive event.

Until or unless the Company receives shareholder approval under applicable Nasdaq listing rules for the issuance of more than 19.9% of the Company’s outstanding shares of common stock on April 1, 2022, pursuant to the exercise of the Warrants (i.e., 12,828,681 shares of common stock, based on 64,465,734 shares of outstanding common stock on such date)(the “Share Cap”), the Company may not issue more shares of common stock upon exercise of the Warrants than totals the Share Cap, and is required to pay the Initial Lenders cash, based on the fair market value of any shares required to be issued upon exercise of the Warrants (as calculated in the Warrant Agreements), which would exceed the Share Cap.

Upon the occurrence of a fundamental transaction (as described in the Warrant Agreements), the Warrant Agreements (a) provide each holder a put right and (b) provide the Company with a call right in respect of the Warrants. Upon the exercise of a put right by the holder or a call right by the Company, the Company is obligated to repurchase the Warrants for the Black Scholes Value of the Warrants repurchased, as calculated in the Warrant Agreements. The Warrants also include cashless exercise rights and a provision preventing each holder of the Warrants from exercising any portion of their Warrants if such holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99% (as applicable pursuant to the Warrant Agreements) of the number of shares of Company common stock outstanding immediately after giving effect to the exercise, subject to certain rights of the holders to increase or decrease such percentage.

In connection with the grant of the Warrants, the Company and the holders of such Initial Warrants entered into a Registration Rights Agreement dated April 1, 2022, which was amended and restated by the entry into an Amended and Restated Registration Rights Agreement dated May 26, 2022, entered into between the Company and the holders of the Warrants (as amended and restated, the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed to file a registration statement (the “Initial Registration Statement”) with the SEC as soon as reasonably practicable and in no event later than 75 days following April 1, 2022 (i.e., on or before June 15, 2022), for purposes of registering the resale of the shares of common stock issuable upon exercise of the Warrants. The Company also agreed to use commercially reasonable efforts to cause the SEC to declare the Registration Statement effective as soon as practicable and no later than 45 days following the filing of the Initial Registration Statement; provided, that such date is extended until 120 days after the filing date if the Initial Registration Statement is reviewed by the staff of the Commission. The Registration Rights Agreement also provides the holders of the Warrants certain piggyback and demand registration rights (including pursuant to an underwritten offering, in the event the gross proceeds from such underwritten offering are expected to exceed $35 million). The registration statement of which this prospectus forms a part is the Initial Registration Statement.

If, subject to certain limited exceptions described in the Registration Rights Agreement, (i) the Initial Registration Statement required to be filed pursuant to the Registration Rights Agreement is not filed on or prior to the required filing deadline (or without complying with the terms of the Registration Rights Agreement), (ii) a registration statement registering for resale all of the registrable securities is not declared effective by the Commission by the required effectiveness deadline, or (iii) during the period commencing on the effective date of the Initial Registration Statement and ending on the earlier of the date when there are no registrable securities or the five and one half anniversary of the effective date of the Initial Registration Statement, a registration statement is not continuously effective to allow the sale of the shares underlying the Warrants, for more than 10 consecutive calendar days or more than an aggregate of 15 calendar days (which need not be consecutive) during any 12-month period, then, in addition to any other rights such holder of Warrants may have under the Registration Rights Agreement or applicable law, (x) on the first such applicable default date, the Company shall pay to such holder of Warrants an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the fair market value (such fair market value calculated as required under the Registration Rights Agreement) of the registrable securities held by such holder (the “1% Penalty”), and (y) on each monthly anniversary of such default date until all applicable defaults have been cured, shall pay the 1% Penalty, subject to a maximum penalty of 10% of the fair market value of the registrable securities held by each applicable holder of Warrants (such fair market value calculated as required under the Registration Rights Agreement).

The Company has agreed, among other things, to indemnify the holders of the Warrants and their affiliates with respect to certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

On June 15, 2022, the Company and the then holders of the Warrants (the “Warrant Holders”) entered into an Amendment No. 1 to the First Amended and Restated Registration Rights Agreement (the “Amendment”), which amended the required filing date of the initial registration statement that the Company was required to use commercially reasonable efforts to file pursuant to the terms of the Registration Rights Agreement, to register the resale of the shares of common stock underlying the Warrants, from no later than June 15, 2022, to on July 1, 2022, or, if the Company is then ineligible to file a registration statement on such date, to require the Company to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act, as promptly as reasonably practicable after the initial filing thereof (including, if then a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act, a “WKSI”) by filing such registration statement as an automatically effective shelf registration statement). The Amendment also included various representations from the Company regarding its satisfaction of the requirements for being a WKSI.

The registration statement of which this prospectus forms a part is the registration statement required pursuant to the terms of the Registration Rights Agreement, as amended.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock issuable upon exercise of the Warrants by the selling stockholders from time to time pursuant to this prospectus. The proceeds from the offering are solely for the account of the selling stockholders. See “Selling Stockholders.”

We will, however, receive proceeds in connection with the exercise of the Warrants (to the extent such warrants are exercised for cash). We plan to use such proceeds, if any, for general working capital. We have also agreed to bear all fees and expenses incident to our obligation to register the shares of our common stock being offered by this prospectus.

SELLING STOCKHOLDERS

The shares of common stock being offered by the selling stockholders are those previously issued and issuable to the selling stockholders upon exercise of the Initial Warrants and Additional Warrants. For additional information regarding the warrants, see “Warrant Grants and Related Transactions” above. We are registering the shares of common stock in order to permit the selling stockholders to offer the shares for resale or other disposition from time to time.

We have prepared this table based on information furnished to us by or on behalf of the selling stockholders. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling stockholders the right to acquire common stock within 60 days of July 8, 2022. We believe that the selling stockholders have sole voting and investment power with respect to all shares beneficially owned. To our knowledge, none of the selling stockholders are affiliated with a broker-dealer registered under the Exchange Act, except as set forth in the footnotes below.

The shares may be sold by the selling stockholders, by those persons or entities to whom they transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling stockholders in this prospectus. The selling stockholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling stockholders will sell under this prospectus.

The selling stockholders have not held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years, other than beneficial ownership of the shares described in the table below and as lenders to a wholly-owned subsidiary of the Company, Vertex Refining, pursuant to the terms of the Loan and Security Agreement, as discussed above “Warrant Grants and Related Transactions”.

The selling stockholders have represented to us that they purchased the shares of common stock offered herein for their own account, for investment only and not with a view toward selling or distributing them in violation of the Securities Act, except in sales either registered under the Securities Act, or sales that are exempt from registration. In recognition of the fact that the selling stockholders, even though purchasing its shares for investment, may wish to be legally permitted to sell their shares when they deemed appropriate, we agreed with the selling stockholders to file a registration statement to register the resale of the shares. Information regarding the selling stockholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the shares of common stock by each of the selling stockholders. Our knowledge is based on information provided by selling stockholders in connection with the filing of this registration statement.

		Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)(2)		Number of Shares of Common Stock Being Offered		Beneficial Ownership of Common Stock After this Offering (2)
Name of Selling Stockholders		Number	Percentage			Number	Percentage
BlackRock, Inc.	(a)	1,560,000	2.0%	1,560,000	(3)	—	—
Chambers Energy Capital IV, LP	(b)	180,000	*	180,000	(4)	—	—
CrowdOut Capital LLC	(c)	44,000	*	44,000	(5)	—	—
CrowdOut Credit Opportunities Fund LLC	(d)	136,000	*	136,000	(6)	—	—
Highbridge Tactical Credit Master Fund, L.P.	(e)	540,000	*	540,000	(7)	—	—
Pandora Select Partners, LP	(f)	24,200	*	24,200	(8)	—	—
Whitebox GT Fund, LP	(f)	28,900	*	28,900	(9)	—	—
Whitebox Multi-Strategy Partners, LP	(f)	318,875	*	318,875	(10)	—	—
Whitebox Relative Value Partners, LP	(f)	168,025	*	168,025	(11)	—	—
				3,000,000

* Less than 1%.
(1) “Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The number of shares beneficially owned is as of July 8, 2022, and the percentage is based upon 75,534,040 shares of our common stock outstanding as of July 8, 2022.
(2) Assumes for purposes of the “Beneficial Ownership of Common Stock After this Offering” that (i) all of the shares of common stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholders do not acquire additional shares of our common stock after the date of this prospectus and prior to completion of this offering. The registration of this offering of shares does not necessarily mean that the selling stockholders will sell all or any portion of the shares covered by this prospectus.
(3) Includes 1,430,000 Initial Warrants and 130,000 Additional Warrants.
(4) Includes 165,000 Initial Warrants and 15,000 Additional Warrants.
(5) Includes 44,000 Initial Warrants.
(6) Includes 121,000 Initial Warrants and 15,000 Additional Warrants.
(7) Includes 495,000 Initial Warrants and 45,000 Additional Warrants.
(8) Includes 24,200 Initial Warrants.
(9) Includes 26,400 Initial Warrants and 2,500 Additional Warrants.
(10) Includes 297,000 Initial Warrants and 21,875 Additional Warrants.
(11) Includes 147,400 Initial Warrants and 20,625 Additional Warrants.

(a) The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock Diversified Private Debt Fund Master LP; GCO II Fund B (Investment 2), L.P. and Global Credit Opportunities II Fund A Master SCSp. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 55 East 52nd Street, New York, NY 10055. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.
(b) J. Robert Chambers, Kyle Kettler and Robert Hendricks, each partners of Chambers Energy Capital IV, LP’s general partner, CEC Fund IV GP, LLC, have voting and dispositive power with respect to the securities held by Chambers Energy Capital IV, LP. and may be deemed to beneficially own such securities.
(c) Alexander Schoenbaum, the Chief Executive Officer of CrowdOut Capital LLC holds voting and dispositive power with respect to the securities held by CrowdOut Capital LLC and may be deemed to beneficially own such securities.
(d) Alexander Schoenbaum, the Chief Executive Officer of CrowdOut Credit Opportunities Fund LLC holds voting and dispositive power with respect to the securities held by CrowdOut Credit Opportunities Fund LLC and may be deemed to beneficially own such securities.
(e) Steven Ardovini, the managing partner of Highbridge Tactical Credit Master Fund, L.P., has voting and dispositive power with respect to the securities held by Highbridge Tactical Credit Master Fund, L.P. and may be deemed to beneficially own such securities.
(f) Whitebox Advisors LLC is the investment manager of the selling stockholder and has the power to vote and dispose of the securities described in the table above as held by Pandora Select Partners, LP, Whitebox GT Fund, LP, Whitebox Multi-Strategy Partners, LP, and Whitebox Relative Value Partners, LP (the “Whitebox Funds”). Whitebox Advisors LLC is owned by the following members: Robert Vogel, Jacob Mercer, Nick Stukas, Brian Lutz, Paul Roos and Dyal Capital Partners II (A), LP, a non-voting member, and such individuals and entity disclaim beneficial ownership of the securities described in the table above held by the Whitebox Funds, except to the extent of its or his direct or indirect economic interest in Whitebox Advisors LLC or the selling stockholder.

PLAN OF DISTRIBUTION

We are registering shares of common stock issuable upon exercise of the warrants to purchase shares of our common stock to permit the resale of these shares of common stock by the holders thereof and holders of the shares of common stock and warrants from time to time after the date of this prospectus. We will receive proceeds in connection with the applicable exercise price of the warrants to purchase shares of our common stock. Other than such exercise price, we will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder of the securities and any of their donees, pledgees, assignees, transferees and other successors-in-interest may, from time to time, in one or more transactions on the NASDAQ Stock Market or any other organized market where our shares of common stock may be traded or in private transactions, sell any or all of their securities covered hereby through underwriters, dealers or agents, directly to one or more purchasers or through a combination of any such methods of sale. These sales may be at fixed or negotiated prices. The selling stockholders may distribute the shares of our common stock offered hereby from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at varying prices determined at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling the shares offered hereby:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more block trades in which the broker-dealer will attempt to sell such shares as agent or principal of all of such shares held by the selling stockholder;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	put or call options transactions;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	short sales;

●	agreements between broker-dealers and the selling stockholder to sell a specified number of such shares at a stipulated price per share; and

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock offered hereby to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock offered hereby for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock offered hereby or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock offered hereby in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock offered hereby short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock offered hereby to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock offered hereby and owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock offered hereby in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock offered hereby is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock offered hereby may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock offered hereby may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock offered hereby by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock offered hereby to engage in market-making activities with respect to the shares of common stock offered hereby. All of the foregoing may affect the marketability of the shares of common stock offered hereby and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock offered hereby.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock offered hereby will be freely tradable in the hands of persons other than our affiliates.

The shares of common stock may also be sold under Rule 144 under the Securities Act, or any other exemption from registration under the Securities Act, if available for a Selling Stockholder, rather than under this prospectus. Each selling stockholder has the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if it deems the purchase price to be unsatisfactory at any particular time.

The selling stockholders also may transfer the shares of common stock offered hereby in other circumstances, in which case the transferees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part effective at all times until the earlier of the five and one half year anniversary of the effective date of this registration statement or such time as the selling stockholders no longer own any Warrants or shares of common stock issuable upon the exercise thereof. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus have been passed upon for us by The Loev Law Firm, PC. David M. Loev, the President and sole owner of The Loev Law Firm, PC, beneficially owns less than 1% of the outstanding shares of our common stock.

EXPERTS

The consolidated financial statements of Vertex Energy, Inc. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021 and the effectiveness of internal control over financial reporting as of December 31, 2021, incorporated in this Prospectus by reference from Vertex Energy, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Ham, Langston & Brezina, L.L.P., an independent registered public accounting firm, as set forth in their reports thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such reports given on the authority of such firm as an expert in accounting and auditing.

The report of Ham, Langston & Brezina, L.L.P. dated March 11, 2022, on the effectiveness of internal control over financial reporting as of December 31, 2021, expressed an opinion that Vertex Energy, Inc. and subsidiaries had not maintained effective internal control over financial reporting as of December 31, 2021, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 2013.

The combined financial statements of Mobile Refinery and Logistics Assets as of December 31, 2021 and 2020, and for each of the years then ended appearing in Vertex Energy, Inc.’s Current Report on Form 8-K/A, filed with the SEC on June 15, 2022, have been audited by RSM US LLP, as set forth in their report thereon, and incorporated herein by reference. Such combined financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as an experts in accounting and auditing.

Except as set forth under “Legal Matters”, no expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the securities was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the “Investor Relations,” “SEC Filings” page of our website at www.vertexenergy.com. Information on our web site is not part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. Our SEC filings are available to the public from the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus (i) the documents listed below, (ii) all documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is included and prior to the effectiveness of such registration statement, and (iii) any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules (including Items 2.02 and 7.01 of Form 8-K):

●	Our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 14, 2022;
●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022;
●	Our Definitive Proxy Statement on Schedule 14A (to the extent incorporated by reference into our Annual Report on Form 10-K), filed with the SEC on May 2, 2022;
●·	Our Current Reports on Form 8-K and Form 8-K/A (as applicable) filed with the SEC on January 25, 2022; January 31, 2022; February 17, 2022; February 22, 2022; March 3, 2022; March 24, 2022; April 7, 2022 (which includes a description of the grant of the Initial Warrants); April 26, 2022; May 17, 2022; May 27, 2022; June 2, 2022; June 14, 2022; June 15, 2022; June 21, 2022; June 23, 2022 and July 8, 2022; and
●	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on February 12, 2013 (File No. 001-11476) pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may make a request for copies of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or by telephone. Requests should be directed to:

Vertex Energy, Inc.

1331 Gemini Street

Suite 250

Houston, Texas 77058

Attn: Chris Carlson, Secretary

chrisc@vertexenergy.com

Phone: (866) 660-8156

Fax: (281) 754-4185

You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.vertexenergy.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses that have and will be paid by us in connection with the issuance and distribution of the securities being registered. We will not receive any proceeds from the sale of shares of common stock by the selling stockholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and certain expenses incurred by the selling stockholders in disposing of the securities, associated with the sale of securities pursuant to this prospectus. In addition, we may incur additional expenses in the future in connection with the offering of our securities pursuant to this prospectus. If required, any such additional expenses will be disclosed in a prospectus supplement.

All amounts are estimates, except for the SEC registration fee:

Registration Fee Under the Securities Act of 1933	$3,198
Financial Printing and Miscellaneous Expenses (1)	$10,000
Accounting Fees and Expenses (1)	$12,350
Legal Fees and Expenses (1)	$225,000
Total	$250,548

(1)	Estimated.

Item 15.	Indemnification of Directors and Officers

As authorized by Section 78.751 of the Nevada Revised Statutes, we may indemnify our officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in our best interests. If the legal proceeding, however, is by or in our right, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to us unless a court determines otherwise.

Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at our request as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self-insurance programs, guarantees and insurance policies.

Additionally, our Bylaws, as amended (“Bylaws”), state that we shall indemnify every (i) present or former director, advisory director or officer of us, (ii) any person who while serving in any of the capacities referred to in clause (i) served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an “Indemnitee”).

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as a defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, the Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee’s official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys’ fees for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

Neither our Bylaws nor our Articles of Incorporation include any specific indemnification provisions for our officers or directors against liability under the Securities Act. Additionally, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In addition, we plan in the future to enter into separate indemnification agreements with our executive officers and directors. Such agreements may require us, among other things, to advance expenses and otherwise indemnify our executive officers and directors against certain liabilities that may arise by reason of their status or service as executive officers or directors, to the fullest extent permitted by law. We also intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and intend to maintain insurance on behalf of us and any person who is or was a director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in that capacity, subject to certain exclusions and limits of the amount of coverage.

Item 16.	Exhibits.

(a)	Exhibits.

		Filed or
Exhibit		Furnished
Number		Herewith	Form	Exhibit	Filing Date	File No.
4.1	Articles of Incorporation (and amendments thereto) of Vertex Energy, Inc.		8-K/A	3.1	6/26/2009	000-53619
4.2	Certificate of Correction (correcting the Articles of Incorporation of the Company filed on May 14, 2008) filed with the Secretary of State of Nevada on March 9, 2022*		10-K	3.2	3/11/2022	001-11476
4.3	Amended and Restated Certificate of Designation of Rights, Preferences and Privileges of Vertex Energy, Inc.’s Series A Convertible Preferred Stock.		8-K	3.1	7/16/2010	000-53619
4.4	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016		8-K	3.1	5/13/2016	001-11476
4.5	Amended and Restated Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series C Convertible Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016		8-K	3.2	5/13/2016	001-11476

4.6	Certificate of Designation of Vertex Energy, Inc. Establishing the Designation, Preferences, Limitations and Relative Rights of Its Series B1 Preferred Stock, filed with the Secretary of State of Nevada on May 12, 2016	8-K	3.3	5/13/2016	001-11476
4.7	Amended and Restated Bylaws of Vertex Energy, Inc.	8-K	3.1	4/29/2019	001-11476
4.8	Indenture, dated as of November 1, 2021, by and between Vertex Energy, Inc. and U.S. Bank National Association, as Trustee.	8-K	4.1	11/2/2021	001-11476
4.9	Form of Global Note, representing Vertex Energy, Inc.’s 6.25% Convertible Senior Notes due 2027 (included as Exhibit A to the Indenture incorporated by reference as Exhibit 4.1).	8-K	4.2	11/2/2021	001-11476
4.10	Warrant Agreement dated April 1, 2022, by and among Vertex Energy, Inc. and Continental Stock Transfer & Trust Company, as warrant agent	8-K	4.1	4/7/2022	001-11476
4.11	Warrant Agreement dated May 26, 2022, by and among Vertex Energy Inc. and Continental Stock Transfer & Trust Company, as warrant agent	8-K	4.1	5/27/2022	001-11476
4.12	Description of Securities of the Registrant	10-K	4.1	3/4/2020	001-11476
4.13%	Loan and Security Agreement dated April 1, 2022, by and among Vertex Refining Alabama LLC, as borrower, Vertex Energy, Inc., as parent and as a guarantor, certain direct and indirect subsidiaries of Vertex Energy, Inc., as guarantors, the lenders party thereto, and Cantor Fitzgerald Securities, as administrative agent and collateral agent for the lenders	8-K	10.1	4/7/2022	001-11476

4.4	Registration Rights Agreement dated April 1, 2022, between Vertex Energy, Inc. and each of the holders of the Lender Warrants		8-K	10.8	4/7/2022	001-11476
4.15	Amended and Restated Registration Rights Agreement dated May 26, 2022, between Vertex Energy Inc. and each of the holders of the Lender Warrants		8-K	10.2	5/27/2022	001-11476
4.16	Amendment No. 1 to the First Amended and Restated Registration Rights Agreement dated June 15, 2022, between Vertex Energy, Inc. and each of the holders of the Lender Warrants		8-K	10.1	6/21/2022	001-11476
5.1	Opinion of The Loev Law Firm, PC (included with this registration statement)	X
23.1	Consent of Ham, Langston & Brezina, L.L.P.*	X
23.2	Consent of RSM US LLP*	X
23.3	Consent of The Loev Law Firm, PC (included in the opinion filed as Exhibit 5.1)*	X
24.1	Power of Attorney (included on the signature page of this registration statement)*	X
107	Filing Fee Table*	X

* Filed herewith.

% Certain schedules, annexes and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that Vertex Energy, Inc. may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

Item 17.	Undertakings

We hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (l)(ii) and (l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)      Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)     Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 8th day of July 2022.

VERTEX ENERGY, INC.

By:	/s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Chris Carlson
Chris Carlson
Chief Financial Officer
(Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Benjamin P. Cowart and Chris Carlson, or any one of them, with full power of substitution, re-substitution and authority to act in the absence of the other, as his or her true and lawful attorneys-in-fact and agents, with full power for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. In witness whereof, each of the undersigned has executed this Power of Attorney as of the dates indicated below.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin P. Cowart	Chief Executive Officer	July 8, 2022
Benjamin P. Cowart	(Principal Executive Officer) and Chairman

/s/ Chris Carlson	Chief Financial Officer	July 8, 2022
Chris Carlson	(Principal Financial and Accounting Officer)

/s/ Dan Borgen	Director	July 8, 2022
Dan Borgen

/s/ David Phillips	Director	July 8, 2022
David Phillips

/s/ Timothy C. Harvey	Director	June 30, 2022
Timothy C. Harvey

/s/ Christopher Stratton	Director	July 8, 2022
Christopher Stratton

/s/ James P. Gregory	Director	July 8, 2022
James P. Gregory